UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 26, 2024

MOUNTAIN & CO. I ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41021	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4001 Kennett Pike, Suite 302 Wilmington, Delaware 19807		19807
(Address of principal executive offices)		(Zip Code)

+1 302 273 0765

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A ordinary shares, par value $0.0001 per share	MCAA	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	MCAAW	The Nasdaq Stock Market LLC
Units, each consisting of one Class A ordinary share and one-half of one redeemable warrant	MCAAU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into A Material Definitive Agreement.

As previously reported, on September 14, 2023, Mountain & Co. I Acquisition Corp., a Cayman Islands exempted company (the “Company”) held an extraordinary general meeting of shareholders. At the meeting, the Company’s shareholders approved a special resolution to amend the Company’s amended and restated memorandum and articles of association to extend from November 9, 2023 to March 9, 2024 the date by which the Company must consummate an initial business combination.

Subsequent to the meeting and in connection with such extension, payments of $300,000 for each calendar month commencing September 2023 and ending February 2024, or $1.8 million in the aggregate, were deposited into the Company’s trust account (the “Trust Account”). The aggregate deposit includes $1.2 million for the four calendar months ended February 2024, loaned to the Company by several accredited investors in a private financing transaction that closed during the period from February 20, 2024 to February 23, 2024 (the “Financing”). In connection with the Financing, the Company issued to each investor a convertible promissory note (each such note, a “Convertible Note”) evidencing the outstanding balance under such investor’s loan. The investors waived any and all rights to the monies held in the Trust Account with respect to their loans.

The principal balance of each Convertible Note will be repayable by the Company on the earlier of (such date, the “Maturity Date”), (i) the date on which the Company consummates its initial business combination, and (ii) the date of the liquidation of the Company; provided, however, that if an initial business combination is not consummated, the Convertible Note will not be repaid and all amounts owed thereunder will be forgiven except to the extent that the Company has funds available to it outside of its Trust Account.

Each Convertible Note bears non-compounding interest at a rate per annum of 8% of the unpaid principal balance under such Convertible Note, which is payable upon the Maturity Date.

Each investor may, at its option, convert any unpaid principal balance and accrued interest under its Convertible Note, subject to and following the Maturity Date, into that number of ordinary shares of the post-business combination combined company equal to the principal amount of and accrued interest on the Convertible Note so converted multiplied by 0.3 (rounded down to the nearest whole share). The conversion shares will be entitled to the registration rights set forth in that certain Registration Rights Agreement, entered into by the Company and the parties thereto, in connection with the Company’s initial public offering and attached as Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 16, 2021.

The foregoing description of the Convertible Notes is qualified in its entirety by reference to the form of Convertible Note, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02.

The Convertible Note and the ordinary shares issuable upon conversion of the Convertible Note were sold solely to persons reasonably believed to be “accredited investors” without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and Regulation S under the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

10.1	Form of Convertible Note issued by the Company
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 26, 2024	MOUNTAIN & CO. I ACQUISITION CORP.

	By:	/s/ Alexander Hornung
	Name:	Alexander Hornung
	Title:	Chief Financial Officer